SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2026

BALLSTON SPA BANCORP, INC.
(Exact name of registrant as specified in its charter)

New York	333-291808	74-2245601
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

990 State Route 67, Ballston Spa, New York	12020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (518) 363-8199

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $12.50 per share	BSPA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 23, 2026, Ballston Spa Bancorp, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). At the close of business on the record date for the Special Meeting, there were a total of 742,663 shares of Company common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 599,126 shares of common stock were represented, therefore a quorum was present. At the Special Meeting, the Company’s shareholders voted on one proposal, as more specifically described in the joint proxy statement/prospectus of the Company and NBC Bancorp, Inc. (“NBC”), dated January 30, 2026 (the “joint proxy statement/prospectus”).  Set forth below are the final results of shareholder votes for all proposals.

Proposal 1 – Merger Proposal

A proposal to approve the Agreement and Plan of Merger dated as of September 23, 2025, between Ballston Spa Bancorp, Inc. and NBC Bancorp, Inc., pursuant to which NBC will merge with and into the Company, with the Company as the surviving entity, was approved by the requisite two-thirds of all outstanding shares of the Company entitled to vote on the proposal, as indicated below:

For	Against	Abstain	Broker Non-Votes
593,057	745	5,324	—

A vote on the adjournment proposal of the Special Meeting was not necessary because the Company’s shareholders approved the merger proposal.

Item 8.01 Other Events

In addition, on March 23, 2026, NBC held a special meeting of its shareholders for the purpose of approving the merger agreement. The proposal was approved by NBC’s shareholders. On March 23, 2026, the Company and NBC issued a joint press release announcing their respective shareholders had approved the merger agreement and announcing the anticipated closing date of their merger, subject to the satisfaction of customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about BSNB or NBC’s beliefs, plans, strategies, predictions, forecasts, objectives, intentions, assumptions or expectations are not historical facts and may be forward-looking.  Forward-looking statements are often, but not always, identified by such words as "believe," "expect," "anticipate," "can," "could," "may," "predict," "potential," "intend," "outlook," "estimate," "forecast," "project," "should," "will," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which may change over time. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BSNB and NBC. Such statements are based upon the current beliefs and expectations of the management of BSNB and NBC and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the reaction to the transaction of the companies' customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with BSNB’s and NBC's respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which BSNB and NBC operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Any forward-looking statement speaks only as of the date on which it is made, and BSNB and

NBC undertake no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

99	Joint Press Release dated March 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALLSTON SPA BANCORP, INC.

DATE: March 23, 2026	By:	/s/ Christopher Dowd
Christopher Dowd
President and Chief Executive Officer